Exhibit 24(a)

                               POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that Harry M. Cornell, Jr. constitutes and appoints Felix E. Wright, Robert A. Jefferies, Jr. and Ernest C. Jett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any Registration Statement and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   /s/ HARRY M. CORNELL, JR.
                                   Harry M. Cornell, Jr.

Dated:  December 1, 1998